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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our reports dated May 13, 1997 with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-27245) and related Prospectus of Eastern Environmental Services, Inc. for the registration of 4,500,000 shares of its common stock, and June 19, 1997, with respect to the combined financial statements of Waste Services, Inc. and Affiliates, included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated May 12, 1997 (as amended July 11, 1997 and July 25, 1997 on Form 8-K/A), in this Registration Statement and related Prospectus of Eastern Environmental Services, Inc. for the registration of 199,232 shares of its common stock.


                                         /s/ Ernst & Young LLP
                                         ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 29, 1997